As filed with the Securities and Exchange Commission on April 27, 2026

Registration No. 333-293709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2800538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

433 S. Farmer Avenue, Suite 500

Tempe, Arizona 85281

(844) 388-4539

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Martinez

Chief Legal Officer

433 S. Farmer Avenue, Suite 500

Tempe, Arizona 85281

(844) 388-4539

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1, or this Amendment, to the Registration Statement on Form S-3 (File No. 333-293709) of Offerpad Solutions Inc., or the Company, is being filed as an exhibits-only filing solely to file an updated consent of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, as Exhibit 23.2, or the Consent. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Consent. The prospectus, the prospectus supplement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.		Incorporated by Reference			Filing Date	Filed/ Furnished Herewith
	Exhibit Description	Form	File No.	Number

1.1*	Form of Underwriting Agreement

3.1	Fourth Restated Certificate of Incorporation of Offerpad Solutions Inc.	8-K	001-39641	3.1	6/13/2023

3.2	Bylaws of Offerpad Solutions Inc.	8-K	001-39641	3.3	6/13/2023

4.1	Specimen Class A Common Stock Certificate of Offerpad Solutions Inc.	10-K	001-39641	4.2	2/27/2024

4.2*	Form of Specimen Certificate Representing Preferred Stock

4.3	Form of Indenture	S-3	333-293709	4.3	2/25/2026

4.4*	Form of Note

4.5*	Form of Warrant

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract Agreement

4.8*	Form of Unit Agreement

5.1	Opinion of Latham & Watkins LLP	S-3	333-293709	5.1	2/25/2026

23.1	Consent of Latham & Watkins LLP	S-3	333-293709	5.1	2/25/2026

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Powers of Attorney (incorporated by reference to the signature page of the initial filing of this Registration Statement)	S-3	333-293709		2/25/2026

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee, as trustee under the indenture filed as Exhibit 4.3 to the initial filing of this Registration Statement	S-3	333-293709	25.1	2/25/2026

107	Calculation of Filing Fee Table	S-3	333-293709	107	2/25/2026

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, Arizona, on April 27, 2026.

OFFERPAD SOLUTIONS INC.

By:	/s/ Brian Bair
Name: Brian Bair
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian Bair Brian Bair	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 27, 2026

/s/ Peter Knag Peter Knag	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 27, 2026

* Donna Corley	Director	April 27, 2026

* Tela Mathias	Director	April 27, 2026

* Kenneth DeGiorgio	Director	April 27, 2026

* Ryan O’Hara	Director	April 27, 2026

* Roberto Sella	Director	April 27, 2026

*By:	/s/ Brian Bair
Brian Bair
As Attorney-in-Fact